EXHIBIT 99.1

FOR RELEASE January 6, 2014

SOURCE: Uni-Pixel, Inc.

UniPixel Sets New Timeframe for High-Volume Manufacturing of InTouch Sensors(TM) Product Line

THE WOODLANDS, Texas — January 6, 2014 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, lighting and display markets, announced today that the start of the manufacturing ramp for the InTouch Sensors™ product line has been delayed until the second quarter of 2014.

In 2013, UniPixel provided hundreds of samples and demonstration units to key potential customers, including the delivery of a low-volume prototype order in December although no commercial production orders were shipped. The scaling from lab-based volumes to fully-automated, roll-to-roll production of InTouch films has proven to take longer than initially planned. Additional automated testing and in-line measurement equipment is planned to arrive in January, and this is expected to accelerate UniPixel’s remaining process development activities. This new equipment will also serve to provide the necessary quality control and quality assurance capabilities once the company begins manufacturing in commercial volumes.

In December, the company completed the installation of the first suite of manufacturing tools and cleanroom facilities at the Kodak facility in Rochester, NY. The installation includes plate mastering equipment, two roll-to-roll printing lines and four roll-to-roll plating lines in a world-class 100,000 sq. ft. manufacturing space. The Kodak Rochester facility, along with the existing printing line and three additional plating lines at UniPixel’s Texas facility, will serve as the foundation for UniPixel’s commercial volume manufacturing efforts. The company’s focus in the next two quarters will be on finalizing a highly reliable, high-volume manufacturing process to enable shipments of commercial volumes of InTouch Sensors in the second half of 2014.

Sales development activities are on-going and continue to grow with global Tier 1 and Tier 2 OEM, ODM and module integrators for Smartphone, tablet, notebook and all-in-one product applications.  UniPixel’s customers have indicated that InTouch Sensors remain their leading choice for alternative touch solutions.

“Despite the recent departure of two of our senior executives, the UniPixel and Kodak teams remain confident in the market potential for InTouch Sensors,” said Bernard Marren and Carl Yankowski, UniPixel’s interim co-CEOs and co-Presidents. “Together, we are highly focused on finalizing a highly reliable, high-volume manufacturing process to enable shipments of commercial volumes of InTouch Sensors Powered by Kodak.”

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's Copperhead™ roll-to-roll electronics manufacturing process prints fine line conductive elements on thin films. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™, InTouch Sensors™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com